Exhibit 10.19
BASE SALARIES OF EXECUTIVE OFFICERS OF THE REGISTRANT
The following are the base salaries (on an annual basis) of the executive officers of the Company:

Name and Title	Base Salary(1)
Solomon S. Steiner	$375,000
Chairman, President and Chief Executive Officer
Gerard J. Michel	$310,000
Chief Financial Officer, Vice President Corporate Development and Treasurer
Alan Krasnser	$305,000
Chief Medical Officer
Paul Bavier	$205,000
General Counsel and Secretary
Erik Steiner	$200,000
Vice President, Operations
Roderike Pohl	$200,000
Vice President, Research

(1)	Base salaries effective December 1, 2008.